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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 4, 1999 included as Exhibit 99.1 in this Annual Report on Form 10-K/A for the year ended December 31, 1998 into SkyTel Communication, Inc.'s, formerly Mobile Telecommunication Technologies Corp., previously filed Registration Statements on Form S-8, File Nos. 33-31617, 33-42494, 33-55722, 33-62032, 33-64583 and 333-53727 and Registration Statement on Form S-3, File No. 333-16245.

                                     PRICEWATERHOUSECOOPERS

Mexico, D.F.
June 30, 1999